                  U.S. Securities and Exchange Commission

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 18, 1996 (December
 16, 1996)

                          SIGMA ALPHA GROUP, LTD.
                          _______________________
            (Exact name of Registrant as specified in charter)

Delaware                         2-32881                    23-2498715
(State or other jurisdiction     (Commission              (IRS Employer
 of incorporation)                File Number)             Identification No.)

1341 North Delaware Avenue, Philadelphia, Pennsylvania  19125
_________________________________________________________________
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (215)-425-8682

_________________________________________________________________
(Former Address)                                       (Zip Code)

Item 5.  Other Information

     Sigma Alpha Group, Ltd. (the "Company" or the "Registrant"), announced that December 16, 1996, it entered into a corporate financing agreement with Pennsylvania Merchant Group, Ltd. ("PMG Agreement"). In accordance with the terms of the PMG Agreement, PMG will provide strategic advisory and corporate finance services to the Company including advising and assisting the Company in its strategic planning process and in developing strategic partnerships. In addition, PMG will represent the Company in connection with pending and future financing transactions. In consideration for the services rendered under the PMG Agreement, PMG will receive a monthly retainer, as well as warrants to purchase an aggregate of 300,000 shares of the Company's Common Stock at a price of $2.00 per share for a five year period. PMG will also receive fees in connection with financing and other investment transactions consummated by the Company. The initial term of the PMG Agreement is for a minimum of one year, after which time either party may terminate on 30 days written notice.

     The Company's president Peter S. Pelullo said, "We are very pleased to have PMG serve as our investment banker. We believe that PMG's guidance and assistance will play a major role in helping the Company expand the sale of our products throughout China and other emerging markets and complete our transformation into a global telecommunications company."

     In the summer of 1996, the Company received its first orders for its telecommunications products. As of the date of this report, the Company received orders for a total of 41,000 stock information receiver ("SIR") units ($1,335,000 in total orders) from three radio stations in China. The SIR units allow for the broadcast of securities news, other information and special programming in China. The Company is also developing a digital voice pager system ("Voice Pager") which utilized digital signal processing to transmit voice messages over existing FM broadcast subcarriers to a hand held Voice Pager unit. The Company expects the production prototype for the Voice Pager to be available for delivery in the early part of 1997 provided current projections are realized and sufficient funding is received. The Company has filed a U.S. patent application for the Voice Pager technology.

                                    Signatures
                                    __________


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  SIGMA ALPHA GROUP, LTD.
                                                  (Registrant)

December 18, 1996

                                                 By: s/ Scott A. McPherson
                                                    __________________________
                                                    Scott A. McPherson
                                                    Principal Financial Officer